COMMONWEALTH OF VIRGINIA STATE CORPORATION COMMISSION

LLC-1014N ARTICLES OF AMENDMENT
(02/15) CHANGING THE NAME OF A VIRGINIA LIMITED LIABILITY COMPANY
                            By the Members

The undersigned, on behalf of the limited liability company set forth below, pursuant to § 13.1-1014 of the Code of Virginia, states as follows:

1.	The current name of the limited liability company, as it appears on the records of the State Corporation Commission, is
Dominion Gas Holdings, LLC

2.	The name of the limited liability company is changed to
Dominion Energy Gas Holdings, LLC
 .
(The name must contain the words limited company or limited liability company or the abbreviation L.C., LC, L.L.C. or LLC)

3.
(See "Approval" Instructions for requisite vote.) The foregoing amendment was adopted by a vote of the members in accordance with the provisions of the Virginia Limited Liability Company Act on May 10, 2017_.

                           (date)

Executed in the name of the limited liability company by:

/s/ Carlos M. Brown                                                                               May 10, 2017
(signature)                         (date)

Carlos M. Brown, Vice President of Dominion Resources, Inc. – Sole Member
(printed name)                  (title (e.g., manager or member))

S471145-5
(limited liability company's SCC ID no. (optional))  (telephone number (optional))

CHECK IF APPLICABLE (see instructions):

X The person signing this document on behalf of the limited liability company has been delegated the right and power to manage the company's business and affairs.

(The articles must be executed in the name of the limited liability company by any manager or other person who has been delegated the right and power to manage the business and affairs of the limited liability company, or if no managers or such other person has been selected, by any member of the limited liability company.)

PRIVACY ADVISORY: Information such as social security number, date of birth, maiden name, or financial institution account numbers is NOT required to be included in business entity documents filed with the Office of the Clerk of the Commission. Any information provided on these documents is subject to public viewing.